Exhibit 99.1
     News Release
MoneyGram International Announces Recapitalization Agreement
Transaction to include conversion of preferred shares and new senior credit facility
Dallas, March 8, 2011 — MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today announced that it has entered into a recapitalization agreement (the “Recapitalization Agreement’) with affiliates of Thomas H. Lee Partners (“THL”), THL co-investors, and affiliates of Goldman, Sachs & Co. (“Goldman Sachs”), holders of the Company’s Series B Participating Convertible Preferred Stock (“Series B Preferred”) and non-voting Series B-1 Participating Convertible Preferred Stock (“Series B-1 Preferred” and, together with the Series B Preferred, collectively, the “Preferred”).
Under the terms of the Recapitalization Agreement, THL and its co-investors will convert all of their Series B Preferred into common stock in accordance with the terms of the Series B Preferred, and Goldman Sachs will convert all of its Series B-1 Preferred into shares of Series D Participating Convertible Preferred Stock (“Series D Preferred”), a non-voting equivalent to common stock, in accordance with the terms of the Series B-1 Preferred. The Recapitalization Agreement provides that THL and its co-investors will receive approximately 28.2 million additional shares of common stock and $140.8 million in cash, and Goldman Sachs will receive approximately 15,504 additional shares of Series D Preferred (equivalent to 15.5 million shares of common stock) and $77.5 million in cash as consideration for completing the recapitalization transaction.
As a result of the foregoing, THL and its co-investors are expected to have approximately 314.6 million shares of common stock, representing approximately 55.1% of the shares of common stock outstanding after the transaction on a fully diluted basis, and Goldman Sachs is expected to have approximately 173,190 shares of Series D Preferred, which are convertible by holders other than Goldman Sachs and its affiliates, in certain circumstances, into approximately 173.2 million shares of common stock, representing approximately 30.3% of the shares of common stock outstanding after the transaction on a fully diluted basis. The actual amount of cash and number of shares of common stock and Series D Preferred to be delivered in connection with the recapitalization may vary depending on the date on which it closes.
In addition, the Company is currently working with certain of its relationship banks to put in place a new senior secured credit facility comprised of a revolver and a term loan, which would refinance the Company’s existing senior secured credit facility and provide the funding for the recapitalization transaction.
“The recapitalization agreed to by THL and Goldman Sachs, is recognition of the tremendous progress the company has made since THL’s and Goldman Sachs’ initial investments in 2008. This transaction simplifies our capital structure, ends the dilution from the continuing dividend payments required by the preferred stock terms, and increases the attractiveness of our common stock,” said Pamela H. Patsley MoneyGram Chairman and chief executive officer. “The conversion of the preferred along with the new senior secured credit facility also allows

MoneyGram to benefit from favorable credit market terms and extend our current senior secured credit maturities. MoneyGram is well positioned in a dynamic global industry and we look forward to building on the momentum of this transaction.”
The Preferred currently accrues non-cash dividends at 12.5% per year (or receives cash dividends at 10% per year) and is directly or indirectly convertible to common stock at a price of $2.50 per share. If the Preferred is not redeemed by March 2013, the non-cash dividend rate will increase to 15%. As of March 1, 2011, the Preferred had an aggregate liquidation preference of approximately $1.1 billion, and was directly or indirectly convertible into approximately 440.4 million shares of common stock
MoneyGram’s Board of Directors approved the recapitalization following the recommendation of a special committee of the Board of Directors (the “Special Committee”) comprised of independent and disinterested members of the Company’s Board of Directors. JPMorgan Securities LLC served as the Special Committee’s financial advisor and Jones Day served as the Special Committee’s legal counsel.
The recapitalization is subject to certain closing conditions, including the approval of the recapitalization by the affirmative vote of a majority of the outstanding shares of the common stock (excluding any shares held by THL, its co-investors or Goldman Sachs) voting on the recapitalization at a special meeting of the Company’s stockholders and the Company’s closing of its new senior secured credit facility financing, or other satisfactory financing, to consummate the recapitalization. The recapitalization is anticipated to close in mid-2011, with the exact timing dependent on the completion of the proxy statement to be filed with the Securities and Exchange Commission (the “SEC”) and the holding of the special meeting of the Company’s stockholders.
Investor Conference Call
MoneyGram will host an investor conference this morning, March 8, 2011, at 11:00 am EST, 10:00 am CST, to discuss the recapitalization. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-504-7953 in the U.S. and 1-719-325-2383 internationally. The participant confirmation number is 5580117. A replay of the conference call will be available at 2:00 pm EST on March 8, 2011 through 11:59 p.m. EST on March 15, 2011. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 5580117.
Additional Information and Where to Find It
The recapitalization will be submitted to MoneyGram’s stockholders for their consideration, and MoneyGram will file with the SEC a proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the recapitalization. MoneyGram’s stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about MoneyGram, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement will also be provided to MoneyGram’s stockholders, without charge, by directing a request to: MoneyGram International Inc., 2828 N. Harwood St., 15th

Floor, Dallas, Texas 75201, Attention: Investor Relations, or by telephone at (214) 999-7552 or by email ir@moneygram.com.
Participants in the Solicitation
MoneyGram and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from MoneyGram stockholders in favor of the transaction. Information concerning persons who may be deemed participants in the solicitation of MoneyGram’s stockholders under the rules of the SEC will be set forth in the proxy statement when it is filed with the SEC.
About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company. The Company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 227,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company’s website at www.moneygram.com.
Forward Looking Statements
The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. For instance, although MoneyGram, THL and Goldman Sachs have entered into the Recapitalization Agreement, there is no assurance that they will complete the proposed recapitalization. The Recapitalization Agreement will terminate if the companies do not receive the necessary approval of MoneyGram’s stockholders, including by the affirmative vote of a majority of the outstanding shares of the common stock (excluding any shares held by THL, its co-investors or Goldman Sachs) or if MoneyGram, THL or Goldman Sachs fail to satisfy conditions to closing. These forward-looking statements are also subject to changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws and regulatory requirements including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations required to be developed thereunder, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business, reduce the market for or value of our services or change our relationships with our customers, investors and other stakeholders; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time
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Contacts
Media:
Lynda Michielutti
952-591-3846
lmichielutti@moneygram.com
Investors:
Alex Holmes
214-999-7505
aholmes@moneygram.com